Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-187623, 333-187623-01 and 333-187623-02

$1.359+B FORD CREDIT FLOORPLAN MASTER OWNER TRUST 2015-1/2015-2

JT-BOOKS:	BARC, CS, DB, RBS
CO-MGRS:	BB Securities, SMBC
SLG GRP:	Drexel Hamilton, Loop

CLASS	$SIZE	WAL	MDY/FITCH	E.FNL	L.FNL	BMK+SPD	YLD	COUP	PRICE
15-1 A-1	425.000	2.93	Aaa/AAA	01/18	01/20	IntsS +40	1.432%	1.42%	99.97777
15-1 A-2	375.000	2.93	Aaa/AAA	01/18	01/20	1ML +40		1ML+40	100.00000
15-1 B	36.601	2.93	Aa1/AA	01/18	01/20	IntS +60	1.632%	1.62%	99.98145
15-1 C	52.288	2.93	***** NOT OFFERED *****
15-1 D	31.373	2.93	***** NOT OFFERED *****

15-2 A-1	300.000	4.93	Aaa/AAA	01/20	01/22	IntsS +55	1.990%	1.98%	99.99153
15-2 A-2	200.000	4.93	Aaa/AAA	01/20	01/22	1ML +57		1ML+57	100.00000
15-2 B	22.876	4.93	Aa1/AA	01/20	01/22	IntS +75	2.190%	2.18%	99.99962
15-2 C	32.680	4.93	***** NOT OFFERED *****
15-2 D	19.608	4.93	***** NOT OFFERED *****

TICKER:	FORDF	EXPECTED RATINGS:	MOODY’S/FITCH
EXPECTED SETTLE:	02/10/15	ERISA ELIGIBLE:	YES
FIRST PAY DATE:	03/16/15	BILL & DELIVER:	BARCLAYS
EXPECTED PRICING:	PRICED	MIN DENOM:	$1K X $1K
REGISTRATION:	SEC-REG

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.